As filed with the United States Securities and Exchange Commission on October 20, 2023

Registration No. 333-270489

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SR Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Maryland	6036	92-2601722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
220 West Union Avenue
Bound Brook, New Jersey 08805
(732) 560-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William P. Taylor
Chief Executive Officer
220 West Union Avenue Bound Brook, New Jersey 08805
(732) 560-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John J. Gorman, Esq. Marc P. Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

_____________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Sale to the public concluded on September 19, 2023.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 1,601,070 shares of the 11,109,000 shares of common stock, $0.01 par value per share, of SR Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on July 13, 2023.  The remaining 9,507,930 shares of common stock were offered and sold in accordance with and as described in the Prospectus dated July 13, 2023, as filed pursuant to Securities Act Rule 424(b) on July 21, 2023 (the “Prospectus”), of which 9,055,172 shares were sold in the Registrant’s Subscription Offering and 452,758 shares were issued to Somerset Regal Charitable Foundation, Inc.
The Registrant has determined that no further shares of common stock will be offered and sold by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 1,601,070 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bound Brook, State of New Jersey, on October 18, 2023.

SR BANCORP, INC.

By: /s/ William P. Taylor
William P. Taylor
Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William P. Taylor William P. Taylor	Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2023

/s/ Harris M. Faqueri Harris M/ Faqueri	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2023

/s/ Christopher J. Pribula Christopher J. Pribula	Director, President and Chief Operating Officer	October 18, 2023

/s/ David M. Orbach David M. Orbach	Director (Executive Chairman)	October 18, 2023

/s/ Mary E. Davey* Mary E. Davey	Director	October 18, 2023

/s/ Marc Lebovitz Marc Lebovitz	Director	October 18, 2023

/s/ Thomas Lupo Thomas Lupo	Director	October 18, 2023

/s/ John W. Mooney* John W. Mooney	Director	October 18, 2023

/s/ James R. Silkensen* James R. Silkensen	Director	October 18, 2023

/s/ Douglas M. Sonier* Douglas M. Sonier	Director	October 18, 2023

* By Power of Attorney dated March 13, 2023.